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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 3, 1998
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Commission file number:  1-12703

                                  Brylane Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                                       13-3794198
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(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation)


    463 Seventh Avenue, 21st Floor, New York, New York                10018
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         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code       (212) 613-9500
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                                                               Page 1 of 7 Pages
                                                 Exhibit index begins at page 7.
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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

            On April 3, 1998, as a result of a series of transactions described below, REDAM LLC, a Delaware limited liability company ("REDAM") and a wholly owned, indirect subsidiary of Pinault-Printemps-Redoute, S.A., a societe anonyme organized and existing under the laws of the Republic of France ("PPR"), purchased an aggregate of 8,010,917 shares of common stock, par value $0.01 per share (the "Common Stock") of Brylane Inc., a Delaware corporation ("Brylane") for $51 per share as follows:

           (1) pursuant to that certain Stock Purchase Agreement (the "FS Stock Purchase Agreement"), dated as of February 19, 1998, by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P. and FS Equity Partners International, L.P. (collectively, the "FS Entities"), the FS Entities sold and REDAM, as assignee of PPR under the FS Stock Purchase Agreement, purchased an aggregate of 4,389,294 shares of Common Stock (such shares of Common Stock, the "FS Shares");

           (2) pursuant to that certain Stock Purchase Agreement (the "M&P Stock Purchase Agreement"), dated as of February 19, 1998, by and between PPR and M&P Distributing Company ("M&P"), M&P sold and REDAM, as assignee of PPR under the M&P Stock Purchase Agreement, purchased 2,573,762 shares of Common Stock (such shares of Common Stock, the "MP Shares");

           (3) pursuant to Stock Purchase Agreements, each dated April 3, 1998, by and between PPR and two other stockholders of Brylane who were parties to a Stockholders Agreement dated as of February 26, 1997, REDAM purchased an aggregate of 514,752 additional shares of Common Stock (such shares of Common Stock, the "Tag-Along Shares"); and

           (4) concurrently with the closings under the FS Stock Purchase Agreement and the M&P Stock Purchase Agreement, REDAM purchased an aggregate of 533,109 additional shares of Common Stock (collectively, the "Management Shares," and together with the Tag-Along Shares, the MP Shares and the FS Shares, the "Shares") from certain members of Brylane's management.

           The aggregate purchase price paid by REDAM for the Shares was $408,556,767. These funds were obtained by REDAM as a capital contribution from its parent entity which borrowed such funds from PPR, which obtained such funds from a drawdown on an existing line of credit with Banque Nationale de Paris, Natexis, Union European du Credit Industriel et Commercial, Credit Commercial de France, Credit du Nord and Credit Mutuel.

           As contemplated by the FS Stock Purchase Agreement and the M&P Stock Purchase Agreement, PPR and Brylane entered into a Governance Agreement with PPR, dated as of April 3, 1998 (the "Governance Agreement") at the time of the purchase of the Shares. Pursuant to the FS Stock Purchase Agreement and the M&P Stock Purchase Agreement,

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five nominees of PPR were elected as directors of Brylane on April 3, 1998 to serve until Brylane's next annual meeting and until their successors are duly elected and qualified, and the directors of Brylane who were nominees of the FS Entities and M&P resigned. The five individuals elected as directors are Serge Weinberg, President and Chief Executive Officer of PPR, Hartmut Kramer, Chairman and Chief Executive Officer of La Redoute S.A., Richard Simonin, Chairman and Chief Executive Officer of Redoute France, Antoine Metzger, Chief Financial Officer of La Redoute, and Johannes Loning, Vice-President in charge of Corporate Development of La Redoute. The other directors of Brylane are Peter J. Canzone, President, Chief Executive Officer and Chairman of the Board of Brylane and Judith E. Campbell, William C. Johnson and Peter M. Starrett, each of whom are Independent Directors (as defined below).

          Pursuant to the Governance Agreement, during a standstill period of three years (which period is subject to early termination in certain circumstance set forth in the Governance Agreement), PPR and its affiliates are subject to certain limitations and restrictions relating to (x) solicitations or public proposals to effect a merger or other business combination or sale of all or substantially all of the assets of Brylane and (y) acquisitions of additional shares of Common Stock limited to approximately 47.5% of the outstanding shares of Common Stock (including shares already beneficially owned by PPR). In addition, under the Governance Agreement, (i) Brylane is required to use its best efforts to have the Board of Directors of Brylane (the "Board") include up to five nominees of PPR in the slate of nominees presented by the Board for election at each stockholder meeting at which directors are to be elected (the "PPR Directors"), subject to the resignation of specified numbers of PPR Directors in the event ownership of Common Stock by PPR or its affiliates falls below certain thresholds set forth in the Governance Agreement; (ii) PPR and Brylane are required to use their best efforts to assure that the Board will include (a) at least three directors who are independent of PPR, Freeman Spogli & Co., The Limited, Inc. (of which M&P is an affiliate) and Brylane's management (the "Independent Directors") and (b) Brylane's Chief Executive Officer; (iii) PPR has specified representation on the committees of the Board; and (iv) until the first anniversary of the Governance Agreement, certain specified officers of Brylane may not be terminated without cause unless two-thirds of the directors then in office approve such termination.

          In addition, pursuant to the Governance Agreement, PPR has agreed that, as long as at least two-ninths or an equivalent proportion of the Brylane directors are PPR Directors, (i) any transaction with PPR or its affiliates must be on arm's-length terms and approved by a majority of the Independent Directors; (ii) any amendment, repeal or other modification of the Governance Agreement or any other agreement or instrument of Brylane, including Brylane's charter or bylaws, which would have the effect of altering the terms of the Governance Agreement in any manner adverse to the stockholders of Brylane (other than PPR) must be approved by a majority of the Independent Directors; (iii) dispositions of any assets of Brylane or any business combination, spin-off or other transaction pursuant to which PPR would receive consideration different from that received by other holders of Common Stock must be approved by a majority of the Independent Directors; and (iv) any corporate opportunity (merger or acquisition) relating to the United States mail order business which PPR or its affiliates receive

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must first be presented to and considered by Brylane. If, within 20 days of being presented with an opportunity described in clause (iv) of the preceding sentence, Brylane chooses not to pursue such opportunity or Brylane chooses to pursue such opportunity and fails to consummate a transaction with respect to such opportunity within 45 days of being presented with the opportunity, PPR and/or its affiliates may pursue such opportunity. In addition, if any PPR business that is primarily mail order desires to enter the United States mail order business, Brylane will be offered a right of first refusal with respect to such business in the United States, and if, within 20 days of being presented with such opportunity, Brylane chooses not to pursue such opportunity or Brylane chooses to pursue such opportunity and fails to consummate a transaction with respect to such opportunity within 45 days of being presented with the opportunity, PPR and/or its affiliates may pursue such opportunity. PPR will not interfere with any merger or acquisition opportunities that Brylane receives on its own (other than through participating in any decision made by the Board).

          Concurrently with the purchase of the Shares, Brylane and PPR entered into a registration rights agreement, dated as of April 3, 1998 (the "Registration Rights Agreement"), pursuant to which Brylane has granted PPR certain registration rights to facilitate the resale of the Shares under certain conditions. Under the Registration Rights Agreement, PPR and its affiliates are entitled to two demand registrations.

          In connection with the transactions described above, on April 2, 1998, the Board of Brylane adopted amendments to Brylane's Bylaws (i) to fix the number of directors at nine, (ii) to include a definition of Independent Director (as described above), (iii) to provide that vacancies in the position of Independent Director be filled by the remaining Independent Directors and
(iv) to provide that during the Standstill Period, in addition to the vote required by Section 3.9 of Brylane's Bylaws, certain actions require the approval of a majority of the Independent Directors.

          As of April 3, 1998, PPR may be deemed to beneficially own 8,010,917 Shares because of REDAM's acquisition of the Shares. Based upon the 18,329,948 shares of Common Stock outstanding as of April 3, 1998, PPR beneficially owns approximately 43.7% of the outstanding Common Stock.

          A copy of each of the Bylaws, as amended, of Brylane, the Governance Agreement and the Registration Rights Agreement are attached hereto as Exhibits or incorporated herein by reference, and the description herein of such documents are qualified in their respective entireties by reference to such documents.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS.

               3.1  Bylaws of Brylane Inc., as amended April 3, 1998.

               4.1+ Governance Agreement by and between Brylane Inc. and
                    Pinault-Printemps-Redoute, S.A. dated as of April 3, 1998.

               4.2+ Registration Rights Agreement between Brylane Inc. and
                    Pinault-Printemps-Redoute, S.A. dated as of April 3, 1998.

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+ Filed as an exhibit to the Schedule 13D with respect to the Common Stock of
  Brylane Inc. filed by Pinault-Printemps-Redoute, S.A. on April 13, 1998.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BRYLANE INC.



Dated:  April 17, 1998              By:  /s/ Robert A. Pulciani
                                         -------------------------
                                         Robert A. Pulciani
                                         Executive Vice President,
                                         Chief Financial Officer,
                                         Secretary and Treasurer

                                         (On behalf of the Registrant
                                         and as the principal financial
                                         and accounting officer of the
                                         Registrant)

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                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                            DESCRIPTION
   -------                           -----------
      3.1        Bylaws of Brylane Inc., as amended April 3, 1998.

      4.1+       Governance Agreement by and between Brylane Inc. and
                 Pinault-Printemps-Redoute, S.A. dated as of April 3, 1998.

      4.2+      Registration Rights Agreement between Brylane Inc. and
                Pinault-Printemps-Redoute, S.A. dated as of April 3, 1998.

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+ Filed as an exhibit to the Schedule 13D with respect to the Common Stock of
  Brylane Inc. filed by Pinault-Printemps-Redoute, S.A. on April 13, 1998.

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